MANUFACTURING/SUPPLY AGREEMENT


           This Agreement made and entered into this 25th day of August, 1992, by and between GENETIC LABORATORIES WOUND CARE, INC. (hereinafter "GLWC") and TAPEMARK COMPANY, (hereinafter "TAPEMARK").

                                   WITNESSETH:
           WHEREAS, TAPEMARK has the ability to produce certain products or their components, (hereinafter "PRODUCT"); and WHEREAS, GLWC and TAPEMARK wish TAPEMARK to manufacture the PRODUCT for GLWC; NOW, THEREFORE, in consideration of the mutual covenants herein contained, GLWC and TAPEMARK agree as follows:

Section 1 - Term and Termination of Agreement
1.1 This Agreement shall be in effect from the date on signing through and concluding August 25, 1999. It shall thereafter be renewable for successive terms of three years each.

1.2 The Agreement may be terminated in the event TAPEMARK fails to provide PRODUCT according to specifications, or does not meet agreed upon completion dates noted on the Production Orders. In such event, GLWC shall first give TAPEMARK written notice of any default and allow a period of thirty (30) days for corrective action. If, after such notice and elapse of time, TAPEMARK is unwilling or unable to correct the default, GLWC may terminate this Agreement unilaterally, without further notice.

1.3        This Agreement may also be terminated by either party upon ninety
           (90) days notice without any fault on the part of the other party.

Section 2 - Manufacturing

2.1 TAPEMARK shall supply PRODUCT in accordance with specifications provided by GLWC.

2.2 Any and all changes to the specifications by TAPEMARK need prior notification and authorization by GLWC.

Section 3 - Pricing and Payments

3.1 All prices shall be completed and mutually agreed to in advance of any manufacturing commencement by TAPEMARK. 3.2 Terms of payment will be net thirty (30) days from date of receipt of shipment F.O.B. West Saint Paul, Minnesota.

Section 4 - Equipment

4.1 TAPEMARK agrees to maintain and operate all equipment in compliance with all applicable federal and state safety regulations.

4.2 TAPEMARK will be responsible for providing its own employees training in the safe and proper operation of any equipment supplied by GLWC.


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Section 5 - Material Usage and Storage

5.1 TAPEMARK shall inspect and approve raw materials on the basis of criteria provided by GLWC and will not be responsible for defects in said material.

5.2 TAPEMARK agrees to handle and dispose of all material in accordance with all applicable federal and state regulations.

Section 6 - Quality

6.1 TAPEMARK agrees to manufacture PRODUCT in accordance with mutually agreed specifications and CGMP's outlined by the U.S. FDA and DOH.

6.2 GLWC shall have the right to reject PRODUCT that does not meet its specifications.

6.3 Any rejection of Product shall be in writing and shall specify the non-compliance.

6.4 TAPEMARK shall allow representatives of GLWC to inspect the manufacturing site as needed pursuant to GLWC auditing procedures. GLWC shall provide TAPEMARK with as much advance notification as possible prior to such inspections. However, it shall have the right of inspection at any time during normal business hours. In addition, GLWC shall have the right to inspect the raw material vendors' manufacturing facilities upon the same conditions. Consummation of this Agreement shall be subject to a satisfactory preliminary inspection by GLWC personnel of any manufacturing facility at which PRODUCT or raw material is to be produced.

6.5 TAPEMARK shall obtain an Establishment Registration Number from FDA, maintain traceability records on the PRODUCT manufactured, and cooperate at its expense with GLWC in the event GLWC shall ever initiate any remedial action for the PRODUCT covered by this Agreement. TAPEMARK shall notify GLWC promptly in writing in the event a governmental agency issues an inspection report or other finding of non-compliance in connection with PRODUCT, its manufacture, storage of handling and shall provide GLWC with a copy of any such report or finding, edited for data or information not related to GLWC or PRODUCT. GLWC shall have the right to participate with TAPEMARK in the preparation of any response to said finding of non-compliance. GLWC shall be responsible for creating and printing all warnings, precautions, and PRODUCT labels required for the PRODUCT, although TAPEMARK shall assist GLWC in the preparation of these materials as requested.
6.6 With respect to product liability, each party shall be independently responsible for its acts and omissions and shall indemnify and hold the other party harmless for liability caused by its own acts or omissions.

Section 7 - Confidential Information

7.1 TAPEMARK shall not grant access to any current or potential customers to the immediate area and equipment where GLWC products are being manufactured without prior approval of GLWC. The manufacturing area(s) will be partitioned off to limit access when other customers or customer representatives are present in the manufacturing facility.
7.2 All information designated as confidential and exchanged between GLWC and TAPEMARK while this Agreement is in effect shall be treated as confidential and neither party shall, for a period of three (3) years after termination of this Agreement or any renewal thereof (or such longer period as may be specified in writing) exchange or disclose such information to any third party without the prior written approval of GLWC.

Section 8 - Responsibilities of GLWC - It shall be the responsibility of GLWC hereunder to:

8.1        Issue purchase orders for all PRODUCT to be manufactured at TAPEMARK.

8.2 If GLWC changes the production schedule and interrupts an order in process, GLWC will advise TAPEMARK either to: A. Transfer the balance to another order.
           B.    Hold interrupted order open until further notification.

Section 9 - Notice

9.1 Any notices in correspondence given hereunder shall be in writing directed to the addresses specified below and effective upon receipt when delivered by hand or posted as first class Certified Mail, Return Receipt Requested.

           9.1.1 If intended for TAPEMARK;
                     TAPEMARK Company
                     150 East Marie Avenue
                     West St. Paul, MN 55118
                     Attention:  President

           9.1.2 If intended for GLWC:

                     Genetic Laboratories Wound Care, Inc.
                     2726 Patton Road
                     St. Paul, MN 55113
                     Attention:  President


Section 10 - Production Planning and Scheduling

10.1 GLWC shall provide TAPEMARK with a rolling six (6) month estimate of product requirements for production planning and material purchases. GLWC orders will be issued to TAPEMARK to cover a minimum two (2) months time frame. Requirements established for month one (1) will be considered fixed. GLWC shall have the ability to make revisions to Production Orders issued for month two (2).

10.2 GLWC shall review production requirements with TAPEMARK at regular monthly intervals.

Section 11 - General

11.1 The relationship between GLWC and TAPEMARK is intended to be that of buyer and seller. TAPEMARK and its employees, agents, and representatives shall under no circumstances be considered agents, partners, joint venturers, or representatives of GLWC. TAPEMARK shall not act or attempt to act, or represent itself, directly or be implication, as agent, joint venturer, or representative of GLWC or in any manner assume or attempt to assume or create any obligation or liability of any kind, nature, or sort expressed or implied on behalf of or in the name of GLWC.

11.2 This Agreement and the exhibits attached hereto contain the entire understanding of the parties, It shall superseded any other oral or written agreements and shall be binding upon and inure to the benefit of the respective parties, their successors and permitted assigns.

11.3 This agreement shall not be modified in any way without written consent of both parties, and neither party shall have the right to assign this Agreement, in whole or in part, without the prior written consent of the other, which consent shall not be unreasonably withheld provided, however, that GLWC may assign this Agreement to a purchaser or successor of GLWC entire business related to this subject matter.

11.4 This Agreement shall be construed in accordance with laws of the State of Minnesota.

11.5 The obligations of either party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by matters such as acts of god, strikes, civil commotion, riots, wars, revolution, acts of government, or any other cause whether similar or dissimilar to those enumerated which is reasonably beyond the control of the party obligated to perform. Upon the occurrence of such event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this Agreement; provided, however, that if such suspension shall continue in excess of ninety (90) days, the parties shall attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

11.6 If any provision of this Agreement is held to be void or illegal, the rest of the Agreement shall be deemed binding upon the parties hereto.

           IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers, executed this Agreement as of the day and year first written above.

GENETIC LABORATORIES WOUND                TAPEMARK COMPANY
  CARE, INC.



By _____________________________              By _____________________________
        H. James Thompson                              Robert C. Klas, Jr.

Title:  President                             Title:  President

Dated:       August 25, 1992                  Date:   August 25, 1992
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